Exhibit 99.1

AMERICAN RIVER BANKSHARES

RESTRICTED STOCK AWARD AGREEMENT

UNDER THE 2010 EQUITY INCENTIVE PLAN

This Restricted Stock Award Agreement (this “Agreement”), dated _________ 20__, is entered into between American River Bankshares, a California corporation (the “Company”), and _______________ (the “Participant”).

RECITALS

The Company has established the American River Bankshares 2010 Equity Incentive Plan (the “2010 Plan”), to provide financial incentives for selected employees and non-employee directors, thereby promoting the long-term growth and financial success of the Company. In furtherance thereof, the Compensation Committee of the Board of Directors of the Company has recommended and the Board of Directors has approved the award of shares of Restricted Stock of the Company under the 2010 Plan to the Participant subject to the restrictions stated below.

AGREEMENT

In consideration of services to be rendered by the Participant to the Company, the parties to this Agreement, intending to be legally bound, agree as follows:

1. Acknowledgement of Review and Understanding of Terms. The Participant hereby acknowledges receipt of copies of the 2010 Plan and the Plan Description for the 2010 Plan. Prior to signing this Agreement, the Participant further acknowledges having read this Agreement, the Plan Description and the 2010 Plan. The Participant further acknowledges that he or she understands the terms of this Agreement, the Plan Description and the 2010 Plan or has consulted independent advisors including, but not limited to, accounting, tax and legal advisors, regarding the meaning and interpretation of the terms contained therein.

2. 2010 Plan Incorporated by Reference; Conflicts. The Participant and the Company agree that the terms and conditions of the 2010 Plan are incorporated in this Agreement by this reference and that the terms of this Agreement and the Plan Description are subject in their entirety to the terms of the 2010 Plan. The Participant and the Company further agree that any conflicts between the terms of this Agreement, the Plan Description and the 2010 Plan shall be resolved in favor of the terms of the 2010 Plan.

3. Restricted Stock Award. Subject to the terms and conditions of this Agreement and of the 2010 Plan, the Company hereby awards to the Participant ________________ (______) shares of Restricted Stock, subject to (i) the Participant’s payment of the amount, if any, required to be paid by the Participant for the Restricted Stock, (ii) adjustment to reflect any Performance Goals, and (iii) such other conditions and requirements as determined by the Committee in accordance with the terms of the 2010 Plan, in each of (i), (ii) and (iii) herein, as set forth on Exhibit A attached hereto and incorporated in this Agreement by this reference.

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4. Lapse of Risk of Forfeiture. All of the Restricted Stock is subject to a risk of forfeiture upon the occurrence of certain events specified in the 2010 Plan, including termination of the Participant’s continuous employment or service. Subject to the Participant’s continuous employment or service on the date restrictions lapse and except as otherwise specified in the 2010 Plan, restrictions shall lapse in accordance with the vesting schedule set forth on Exhibit B and incorporated in this Agreement by this reference. Upon the termination of the Participant’s continuous employment or service, all of the Restricted Stock which is unvested and continues to be subject to a risk of forfeiture immediately prior to such termination shall be forfeited by the Participant (“Forfeited Restricted Stock”). In such event, ownership of all such Forfeited Restricted Stock shall transfer back to the Company and the Participant shall have no further rights with respect to any of such Forfeited Restricted Stock.

5. Transfer Restrictions. Any shares of Restricted Stock awarded hereunder which are at any time subject to a risk of forfeiture pursuant to Section 3, may not be sold, assigned, transferred, pledged, donated, exchanged or otherwise encumbered until such shares of Restricted Stock are fully vested hereunder and no longer subject to a risk of forfeiture pursuant to this Agreement.

6. Retention of Restricted Stock by Company. Instead of issuing physical stock certificates, the Company will hold the Restricted Stock awarded hereunder in a book entry account in the name of Participant. At such times as the risk of forfeiture of any such Restricted Stock shall have lapsed pursuant to Section 4, the Company shall release to the Participant the Restricted Stock as to which all restrictions have lapsed.

7. Participant Shareholder Rights. Except as otherwise provided in the 2010 Plan or the applicable Award Agreement, at all times prior to lapse of any risk of forfeiture applicable to, or forfeiture of, a Restricted Stock Award, the Participant shall have all of the rights of a shareholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the Restricted Stock.

8. Taxes.

(a) Participant shall be liable for any and all taxes, including withholding taxes, arising out of the award, issuance or lapse of the risk of forfeiture of Restricted Stock. The Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery to the Participant of such Restricted Stock or any certificate or certificates for such Restricted Stock. The obligations of the Company under the 2010 Plan shall be conditioned on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b) The Participant may elect to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares of Restricted Stock otherwise due to the Participant upon vesting of Restricted Stock hereunder. Participants may only elect to have shares withheld having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed as a result of the transaction. All elections shall be irrevocable, made in writing, signed the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

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(c) If a Participant desires to make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, by filing a notice of election thereunder (the “Section 83(b) Election”), the Participant shall promptly notify the Company of such desire and shall provide a copy of such Section 83(b) Election to the Chief Financial Officer of the Company on or immediately following the date such Section 83(b) Election is filed. In the event it does not receive from the Participant evidence of such filing, the Company intends to claim a tax deduction for any amount which would otherwise be taxable to the Participant in the absence of such an election. The Participant acknowledges and agrees that it is the Participant’s sole responsibility to properly complete and timely file the Section 83(b) Election and that the Company shall have no responsibility or liability related to such filing. The Participant further understands and acknowledges that the Section 83(b) Election must be filed within thirty (30) days of the date of this Agreement.

9. Fractional Shares of Restricted Stock. No fraction of a share of Restricted Stock shall be purchasable or deliverable hereunder, but in the event any adjustment hereunder of the number of shares covered by this Agreement shall cause such number to include a fraction of a share, such number of shares shall be adjusted by rounding down to the nearest smaller whole number of shares.

10. Transfers in Violation of Restrictions. The Company shall not be required (i) to transfer on its books any Restricted Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or the 2010 Plan, or (ii) to treat any such transferee as the owner of such shares of Restricted Stock or to accord to any such transferee the right to vote or receive dividends related to such Restricted Stock.

11. Further Assurances. The Participant and the Company agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

12. Notices. Any notice required or permitted hereunder shall be given by a party in writing and shall be deemed given upon delivery to the (i) Participant at such Participant’s address then on file with the Company and (ii) Company at its then existing headquarters office.

13. No Right to Employment/ No Guarantee of Continued Employment or Service. Nothing contained in the 2010 Plan or in this Agreement shall confer upon the Participant any right to employment or service, or the continuation of employment or service in any capacity, with the Company or with any subsidiary or affiliate of the Company.

14. Binding Effect. The Participant agrees that the community property interest and any other interests of the Participant’s spouse/domestic partner in the Restricted Stock awarded to the Participant hereunder is subject to the terms and conditions of this Agreement and such spouse/domestic partner is irrevocably bound by the terms and conditions of this Agreement. The Participant further agrees that this Agreement is binding upon the Participant and the Participant’s spouse/domestic partner, heirs, beneficiaries, assigns, transferees, executors, administrators, and any other legal representatives of the Participant. The Participant represents and warrants to the Company that the Participant has the authority to bind the Participant’s spouse/domestic Partner, with respect to the Restricted Stock awarded to the Participant hereunder. The Participant agrees to execute and deliver such documents as may be necessary to carry out the intent of this Section 14 including, without limitation, the written consent of Participant’s spouse/domestic partner.

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15. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California without regard to its principles of conflicts of laws.

16. Entire Agreement. This Agreement and the 2010 Plan, constitute the entire agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement in the City of Rancho Cordova, State of California, as of the date first above written.

AMERICAN RIVER BANKSHARES	PARTICIPANT

By:

Print Name:	Print Name:

Print Title:
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EXHIBIT A

1. Participant’s payment amount:

2. Performance Goals:

3. Other conditions and requirements:

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EXHIBIT B

Performance Vesting Schedule:

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